EXHIBIT 99.2

                RESOLUTION OF THE DIRECTORS OF RTG VENTURES, INC.

The undersigned, being all the directors RTG Ventures, Inc., a Florida corporation (the "Corporation"), having made the following findings of fact, hereby adopts several resolutions this 24th day of April 2006, as set forth below:

                                FINDINGS OF FACT:

         WHEREAS, the Settlement Agreement of March 31, 2005, which provided, inter alia, for new management to identify a merger candidate, and other terms, has been breached in many key areas, resulting in a determination and act of a majority of the Corporation's shareholders, that the previous management slate be reinstated; and

         WHEREAS, Articles of Dissolution of the Corporation, which were filed with the Florida Secretary State by someone called William Sharpe, who signed as the President of RTG Ventures, Inc., was filed without notice to, consultation with, or approval or authorization or a vote of the shareholders of the Corporation.

NOW THEREFORE, it is:

         RESOLVED, all current officers of the Corporation, through the date of this resolution, be and are hereby terminated, effective immediately, and it is

         RESOLVED, that Linda Perry is appointed as President and Chief Executive Officer of the Corporation; and it is

         RESOLVED, that Barrington J. Fludgate is appointed treasurer, Chief Financial Officer and Secretary of the Corporation; and it is

         RESOLVED, that the Board will endeavor to identify a merger candidate for the Corporation as a priority in the interests of all shareholders. The criteria follows that stated by the Corporation in previous public filings and a press release in the Fall of 2004, i.e. private company with strong revenues, solid business plan, growth potential and need to move to next stage of development to grow in the public marketplace; and it is

         RESOLVED, that the newly appointed officers of the company are hereby authorized and directed to revoke the Articles of Dissolution of the Corporation, which were filed by William Sharpe on behalf of the Corporation; and it is

         RESOLVED, that the current transfer agent, National Stock Transfer shall be terminated, and be replaced with Interwest Transfer; and it is

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         RESOLVED, that the officers shall take whatever steps are necessary to implement the above stated resolutions of the Board of Directors of the Company, the above resolutions having been legally adopted by the Board of Directors.



/s/ Linda Perry                         /s/ B J Fludgate
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Linda Perry, Director                   Barrington J. Fludgate, Director


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